EXHIBIT 3.1

                           AMENDED AND RESTATED
                       CERTIFICATE OF INCORPORATION
                                    OF
                    VETERINARY CENTERS OF AMERICA, INC.


     Veterinary Centers of America, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the Corporation is Veterinary Centers of America, Inc. Veterinary Centers of America, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 4, 1987.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

     3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

     FIRST:    The name of this Corporation is Veterinary Centers of
America, Inc.

     SECOND:   The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:    The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 to the Delaware Code (the "GCL").

     FOURTH:   The total number of shares which the Corporation shall have authority to issue is 13,500,000 consisting of 12,500,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

     Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

     FIFTH:    All rights to vote and all voting power shall be vested in the Common Stock and the holders thereof shall be entitled at all elections of directors to one (1) vote per share. Special meetings of the stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the Chairman of the Board or by the Chief Executive Officer or President of the Corporation.

     SIXTH:    The directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors shall terminate on the date of the 1994 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1993 annual meeting of


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stockholders and the term of the initial Class III directors shall terminate on the date of the 1992 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1992, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and not by the stockholders. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the terms of the class to which such director shall have been elected.

     Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, for cause only, by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of the Article SIXTH as one class.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to the second paragraph of Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

     SEVENTH: Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by written consent of the stockholders pursuant to the GCL.

     EIGHTH:   The officers of the Corporation shall be chosen in such a
manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

     NINTH:    (A)  The Corporation shall indemnify to the full extent
authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A or Article NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

               (B) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Section B of Article NINTH shall apply to or have any effect on the liability or alleged liability


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of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

               (C) In furtherance and not in limitation of the powers conferred by statute:

                    (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify against such liability under the provisions of law; and

                    (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

     TENTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation.

     ELEVENTH: The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been signed this 22nd day of April, 1991.

                              /s/ Robert L. Antin
                              ----------------------------------------
                              Robert L. Antin, Chief Executive Officer

ATTEST:

/s/ Arthur J. Antin
--------------------------
Arthur J. Antin, Secretary


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                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION

     Veterinary Centers of America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Veterinary Centers of America, Inc. (the "Corporation"), resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of Veterinary Centers of America, Inc., declaring such amendment to be advisable and authorizing the submission of such amendment to the stockholders of Veterinary Centers of America, Inc. for approval at the 1995 Annual Meeting of Stockholders. The resolutions setting forth the proposed amendment are as follows:

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation to have available additional authorized shares for making acquisitions and other purposes;

     NOW, THEREFORE, BE IT RESOLVED, that the number of authorized shares of the Corporation's common stock be increased to 30 million shares; and

     RESOLVED FURTHER, that Article Fourth of the Certificate of
     Incorporation of the Corporation is hereby amended in its entirety, effective at the close of business on May 9, 1995, to read as follows:

               "FOURTH: The total number of shares which the Corporation shall have authority to issue is 31,000,000, consisting of 30,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

               Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware."

     RESOLVED FURTHER, that the officers and Directors of the Corporation be, and each of them hereby is, authorized and directed to present and recommend to the Corporation's shareholders the approval of the increase in the number of authorized shares of common stock to 30,000,000, and to file an amendment to the Certificate of Incorporation for the Corporation with the State of Delaware after approval by the Shareholders.

     SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Corporation, the Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.


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     THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Veterinary Centers of America, Inc. has caused this certificate to be signed by Robert L. Antin, its Chairman of the Board and Chief Executive Officer, and Arthur J. Antin, its Chief Operating Officer, Senior Vice President and Secretary, this 29th day of June, 1995.



                                   BY:  /s/ Robert L. Antin
                                        __________________________
                                        Robert L. Antin
                                        Chairman of the Board and
                                        Chief Executive Officer


                                   ATTEST:   /s/ Arthur J. Antin
                                             _________________________
                                             Arthur J. Antin
                                             Chief Operating Officer,
                                             Senior Vice President
                                             and Secretary

                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION


          Veterinary Centers of America, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

          FIRST:    That by Unanimous Written Consent of the Board of
Directors of Veterinary Centers of America, Inc. (the "Corporation"), resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of Veterinary Centers of America, Inc., (the "Certificate") declaring such amendment to be in the best interest of the Corporation and its stockholders and authorizing the submission of such amendment to the stockholders of the Corporation for approval at the 1996 Annual Meeting of Stockholders. The resolutions setting forth the proposed amendment are as follows:

               "RESOLVED FURTHER, that the first sentence of Article Fourth of the Certificate be, and it hereby is amended to read in full as follows:

               "FOURTH: The total number of shares which the Corporation shall have authority to issue is 61,000,000, consisting of 60,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 1,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

               RESOLVED FURTHER, that the forgoing amendment to the Certificate shall be submitted to the stockholders of the Corporation for approval at the Annual Meeting of Stockholders scheduled to be held on July 19, 1996, or on such date as the Annual Meeting is held or a special meeting of Stockholders is called for a vote upon this matter.

               RESOLVED FURTHER, that upon approval of the forgoing amendment to the Certificate by the stockholders of the Corporation, the officers of the Corporation be, and each of them, is hereby authorized, directed and empowered to prepare, execute and file with the Secretary of State of the State of Delaware a Certificate of Amendment of the Certificate effecting the forgoing amendment to the Certificate."

          SECOND:   That pursuant to resolution of the Board of Directors
of the Corporation, the Annual Meeting of Stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD:    That said amendment was duly adopted in accordance with
the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Veterinary Centers of America, Inc. has caused this certificate to be signed by Robert L. Antin, it Chairman of the Board and Chief Executive Officer, and Arthur J. Antin, its Chief Operating Officer, Senior Vice President and Secretary, the 19th day of July 1996.


                                   By:  /s/ Robert L. Antin
                                        --------------------------------
                                        Robert L. Antin, Chairman of the
                                        Board and Chief Executive Officer


                                   Attest:   /s/ Arthur J. Antin
                                             -------------------------
                                             Arthur J. Antin, Chief
                                             Operating Officer,
                                             Senior Vice President and
                                             Secretary


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